SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Form, Schedule or Registration Statement No.:

                  2) Amount Previously Paid:

                  3) Filing Party:

                  4) Date Filed:

--------------------------------------------------------------------------------






                   ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                          AZL[R] S&P 500 INDEX FUND
                      AZL[R] SMALL CAP STOCK INDEX FUND

                            5701 GOLDEN HILLS DRIVE
                       MINNEAPOLIS, MINNESOTA 55416-1297
December 14, 2009

Dear Contract Owner:

We are sending you this information statement because you own a variable annuity contract or a variable life insurance contract issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York. As a contract owner, you are an indirect participant in the AZL S&P 500 Index Fund or the AZL Small Cap Stock Index Fund (which we will refer to as the "Funds"). There is no action required on your part.
We want to inform you of a change affecting the Funds; the Board of Trustees of the Allianz Variable Insurance Products Trust has approved a new subadviser for the Funds.
Effective October 26, 2009, BlackRock Investment Management, LLC serves as subadviser to the Funds, replacing The Dreyfus Corporation. The Board took this action on the recommendation of Allianz Investment Management LLC, the Fund's investment manager. The manager's recommendation was based on several factors, including:

                 * The investment philosophy and experience of BlackRock's portfolio management team in managing index funds similar to the Funds;
                 * The benefits to the Trust of having the same portfolio management team managing all of the Trust's index-based funds; and
                 *  The new subadvisory fee schedule.

The Board took this action pursuant to an exemptive order received by the Trust and the manager from the U.S. Securities and Exchange Commission that permits the Board generally to approve a change in the Funds' subadviser, upon recommendation of the manager, without shareholder approval.
Please take the time to review the enclosed information statement which describes these changes to the Funds. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. If you have any questions, please feel free to contact the Allianz Service Center at (800) 624-0197.

                                   Sincerely,


                                   /s/ Jeffrey Kletti



                                   Jeffrey Kletti
                                   Chairman and President
                                   Allianz Variable Insurance Products Trust

                   ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                    AZL[R] S&P 500 INDEX FUND
                AZL[R] SMALL CAP STOCK INDEX FUND
                            5701 GOLDEN HILLS DRIVE
                       MINNEAPOLIS, MINNESOTA 55416-1297

                               DECEMBER 14, 2009

                             INFORMATION STATEMENT
INTRODUCTION
This information statement is being provided to you on behalf of the Board of Trustees (the "Board" or the "Trustees") of Allianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (together, "Allianz") to owners of certain variable annuity contracts and variable life insurance contracts ("Variable Contracts") issued by Allianz.

At an in-person meeting held on June 10, 2009, the Board considered a recommendation by Allianz Investment Management LLC (the "Manager"), the investment adviser to the AZL S&P 500 Index Fund and the AZL Small Cap Stock Index Fund (each a "Fund", together the "Funds"), to approve an amended subadvisory agreement (the "BlackRock Agreement") between the Manager and BlackRock Investment Management, LLC ("BlackRock") whereby BlackRock would replace The Dreyfus Corporation ("Dreyfus") as subadviser to the Fund. At the June 10 meeting, the Board voted unanimously to approve the BlackRock Agreement, which became effective as to the Funds October 26, 2009. At the meeting, the Board reviewed materials furnished by the Manager pertaining to BlackRock and the BlackRock Agreement.

The Board approved the BlackRock Agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Manager by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Order"). The Order permits the Board, upon the recommendation of the Manager, to hire new subadvisers and to make certain other changes to existing subadvisory agreements, without obtaining shareholder approval.

Pursuant to the terms of the Order, this information statement is being provided to owners of certain Variable Contracts who, by virtue of their ownership of the Variable Contracts, beneficially owned shares of the Funds at the close of business on October 23, 2009. This information statement describes the circumstances surrounding the Board's approval of the BlackRock Agreement and provides you with an overview of the terms of the BlackRock Agreement. YOU DO NOT NEED TO TAKE ANY ACTION; THIS STATEMENT IS PROVIDED FOR INFORMATION ONLY.


                      WE ARE NOT ASKING YOU FOR A PROXY,
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (THE "TRUST")
The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 28 separate investment portfolios including the Funds, each of which is, in effect, a separate mutual fund.

The Trust is authorized to issue two classes of shares (Class 1 and Class 2) for the S&P 500 Index Fund. Class 1 and Class 2 shares are substantially identical, except that Class 1 shares are not subject to a 12b-1 distribution fee. Class 2 shares of the S&P 500 Index Fund, as well as all shares of the Small Cap Stock Index Fund, are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets. Shares of the Funds are available for certain Variable Contracts that offer the Funds as investment options. In addition, the Allianz Variable Insurance Products Fund of Funds Trust (the "Allianz FOF Trust") is permitted to invest in shares of the Funds according to the principal investment strategies of each of its series.

Both the Trust and the Allianz FOF Trust currently offer their shares to one or more separate accounts of Allianz as funding vehicles for the Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Variable Contracts issued through the separate accounts.

DISTRIBUTOR AND ADMINISTRATOR
Citi Fund Services Ohio, Inc. ("CFSO"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Funds' administrator, transfer agent, and fund accountant. Administrative services of CFSO include providing office space, equipment, and clerical personnel to the Funds and supervising custodial, auditing, valuation, bookkeeping, and dividend disbursing services.

Allianz Life Financial Services, LLC ("ALFS"), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, has served as the Funds' distributor since August 28, 2007. ALFS is affiliated with the Manager.

ALFS receives 12b-1 fees directly from the Funds, plus a Trust-wide annual fee of $42,500, paid by the Manager from its profits and not by the Trust, for recordkeeping and reporting services. For the fiscal year ended December 31, 2008, the S&P 500 Index Fund and the Small Cap Stock Index Fund paid ALFS $191,859 and $122,872 respectively, in 12b-1 fees.

Pursuant to separate agreements between the Funds and the Manager, the Manager provides a Chief Compliance Officer ("CCO") and certain compliance oversight and filing services to the Trust. Under these agreements the Manager is entitled to an amount equal to the portion of the compensation and certain other expenses related to the individuals performing the CCO and compliance oversight services, as well as $75.00 per hour for time incurred in connection with the preparation and filing of certain documents with the Securities and Exchange Commission. The fees are paid to the Manager on a quarterly basis. For the fiscal year ended December 31, 2008, the S&P 500 Index Fund and the Small Cap Stock Index Fund paid the Manager administrative and compliance service fees of $2,790 and $1,880, respectively.

ALLIANZ INVESTMENT MANAGEMENT LLC (THE "MANAGER")
The Manager serves as the Trust's investment manager pursuant to an investment management agreement originally approved by the Board on April 11, 2001 (the "Investment Management Agreement"). Pursuant to a subadvisory agreement dated May 1, 2007, between the Manager and Dreyfus, Dreyfus served as the Funds' subadviser until BlackRock began serving as the Funds' subadviser on October 26, 2009. On May 1, 2007, the Funds' initial sole shareholder, Allianz Life Insurance Company of North America, approved the Investment Management Agreement and the subadvisory agreement between the Manager and Dreyfus with respect to the Funds. Subsequent to the approval by the initial sole shareholder, neither the Investment Management Agreement nor the subadvisory agreement between the Manager and Dreyfus has been required to be submitted for approval by shareholders. The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Manager is a wholly owned subsidiary of Allianz Life Insurance Company of North America; its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.

The Manager is responsible for the overall management of the Trust and for retaining subadvisers (and sub-subadvisers) to manage the assets of each fund of the Trust according to its investment objective and strategies. The Manager has engaged one or more subadvisers for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management. As part of the Manager's duties to recommend and supervise the Funds' subadviser, the Manager is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser's contract with the Trust should be renewed, modified, or terminated. The Manager regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.

The S&P 500 Index Fund pays a fee of 0.17%, and the Small Cap Stock Index Fund pays a fee of 0.26%, of average daily net assets, computed daily and paid monthly, to the Manager for the services provided and the expenses assumed by the Manager pursuant to the Investment Management Agreement. The Manager may periodically elect to voluntarily waive or limit all or a portion of its fee with respect to a Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has entered into a separate agreement (the "Expense Limitation Agreement") with the Funds pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the total annual operating expenses of the Funds, as a percentage of average daily net assets, to 0.24% for Class 1 and 0.49% for Class 2 shares of the S&P 500 Index Fund, and to 0.58% for the Small Cap Stock Index Fund, through April 30, 2011.

Section 15(a) of the 1940 Act generally requires that a majority of a fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Order permits the Board generally to approve a change in the Fund's subadviser, or to make certain other changes to existing subadvisory agreements, upon the recommendation of the Manager, without shareholder approval. Pursuant to the Order, the Manager may change subadvisers or make certain other changes to existing subadvisory agreements without imposing the costs and delays of obtaining shareholder approval.

INVESTMENT SUBADVISER
REPLACEMENT OF DREYFUS WITH BLACKROCK
At a meeting held on June 10, 2009, the Board considered a recommendation by the Manager to approve an amended subadvisory agreement between the Manager and BlackRock whereby BlackRock would replace Dreyfus as subadviser to the Funds. Previously, the BlackRock Agreement was in effect only as to the AZL International Index Fund and the AZL Mid Cap Index Fund. At the June 10 meeting, the Board reviewed materials furnished by the Manager pertaining to BlackRock and voted unanimously to approve the revision of the BlackRock Agreement to add the Funds, at an effective date to be selected by officers of the Trust.

BLACKROCK INVESTMENT MANAGEMENT, LLC, a registered investment adviser organized in 1999, has its principal offices at 800 Scudders Mill Road, Plainsboro, NJ 08536. BlackRock is a wholly-owned, indirect subsidiary of BlackRock, Inc., one of the largest publicly traded investment management firms in the United States having, together with its affiliates, approximately $1.31 trillion in investment company and other assets under management as of December 31, 2008. BlackRock , Inc. is an affiliate of The PNC Financial Services Group, Inc.

The names and principal occupations of the directors and principal executive officers of BlackRock are set forth in the following table. The address of each such individual is 800 Scudders Mill Road, Plainsboro, NJ 08536, which is also the mailing address of BlackRock.

----------------------------------------------------------------------
|NAME              |PRINCIPAL OCCUPATION                             |
----------------------------------------------------------------------
|Robert S. Kapito  |President and Director                           |
----------------------------------------------------------------------
|Laurence D. Fink  |Chief Executive Officer                          |
----------------------------------------------------------------------
|Ann Marie Petach  |Chief Financial Officer and Managing Director    |
----------------------------------------------------------------------
|Susan Wagner      |Vice Chairman and Chief Operating Officer        |
----------------------------------------------------------------------
|Charles Hallac    |Vice Chairman and Co-Chief Operating Officer     |
----------------------------------------------------------------------
|Bennett Golub     |Vice Chairman and Chief Risk Officer             |
----------------------------------------------------------------------
|Robert P. Connolly|General Counsel, Managing Director, and Secretary|
----------------------------------------------------------------------
|Scott Amero       |Vice Chairman                                    |
----------------------------------------------------------------------
|Paul Audet        |Vice Chairman and Director                       |
----------------------------------------------------------------------
|Robert Doll       |Vice Chairman                                    |
----------------------------------------------------------------------
|Robert Fairbairn  |Vice Chairman                                    |
----------------------------------------------------------------------
|Barbara Novick    |Vice Chairman                                    |
----------------------------------------------------------------------
|Richard Kushel    |Vice Chairman                                    |
----------------------------------------------------------------------


The Funds are managed by Debra L. Jelilian who is a member of BlackRock's Quantitative Index Management Team. Ms. Jelilian is responsible for the day-to-day management of each Fund's portfolio and for the selection of each Fund's investments. Ms. Jelilian is a Director of BlackRock, which she joined in 2006. Prior to joining BlackRock, Ms. Jelilian was a Director of Fund Asset Management, L.P. from 1999 to 2006. Ms. Jelilian has 13 years' experience in investing and in managing index investments.

No person who is an officer or trustee of the Trust is an officer, employee, or director of BlackRock.

BlackRock does not currently serve as investment adviser to any fund, registered with the SEC under the 1940 Act, which has an investment objective substantially similar to the investment objective of the AZL Small Cap Stock Index Fund. BlackRock currently serves as investment adviser for the following fund, which is registered with the SEC under the 1940 Act and has an investment objective substantially similar to the investment objective of the AZL S&P 500 Index Fund:

FUND                        RATE OF MANAGEMENT        MANAGEMENT FEE WAIVER OR EXPENSE        NET ASSETS OF FUND AT SEPTEMBER 30,
                                   FEE                         REIMBURSEMENT                                  2009
BlackRock S&P 500 Index         0.01% (1)                         Yes (1)                                 $2.3 billion
Fund

(1)BlackRock has contractually agreed to waive and/or reimburse fees and/or expenses in order to ensure that management fees for Master S&P 500 Index Series, when combined with the administration fees of certain funds that invest in Master S&P 500 Index Series, will not exceed specified amounts until May 1, 2010. As a result of this contractual arrangement, BlackRock receives a management fee of 0.005% of the specified Series' average daily net assets. Absent this contractual arrangement, BlackRock would receive management fees at the rate shown in the table above.


INVESTMENT SUBADVISORY AGREEMENT
INFORMATION CONCERNING THE BLACKROCK AGREEMENT
The BlackRock Agreement is substantially similar to the subadvisory agreement with Dreyfus, except for a change in the effective date: the Dreyfus agreement was effective May 1, 2007, and the BlackRock Agreement became effective with respect to the Funds on October 26, 2009, the date on which BlackRock began managing the assets of the Funds.

The BlackRock Agreement requires BlackRock to perform essentially the same services as those provided by Dreyfus under the prior subadvisory agreement. Accordingly, the Funds will receive subadvisory services from BlackRock that are substantially similar to those received under the Dreyfus subadvisory agreement.

The BlackRock Agreement provides that, subject to supervision by the Manager and the Board, BlackRock is granted full discretion for the management of the assets of the Funds, in accordance with the Funds' investment objectives, policies, and limitations, as stated in the Funds' prospectus and statement of additional information. BlackRock agrees to provide reports to the Manager and the Board regarding management of the assets of the Funds in a manner and frequency mutually agreed upon.

The BlackRock Agreement states that BlackRock will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

The BlackRock Agreement states that BlackRock agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, BlackRock will consider all of the factors that it deems relevant, including the price of the security, the financial stability and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, BlackRock may also consider other factors that it deems relevant, including the brokerage and research services provided to the Fund and/or other accounts over which BlackRock exercises investment discretion. BlackRock is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction, but only if BlackRock determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided that BlackRock adheres to the investment objectives of the Fund and applicable law, the BlackRock Agreement permits BlackRock to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by BlackRock or with accounts of BlackRock's affiliates, if in BlackRock's reasonable judgment such aggregation is in the best interest of the Fund. In addition, BlackRock's services under the BlackRock Agreement are not exclusive, and BlackRock is permitted to provide the same or similar services to other clients.

The BlackRock Agreement provides that BlackRock is not liable to the Manager, the Fund, the Trust, or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding, or sale of any security, except (1) for willful misfeasance, bad faith, or gross negligence on the part of BlackRock or its officers, directors, or employees, or reckless disregard by BlackRock of its duties under the BlackRock Agreement; and (2) to the extent otherwise provided in the Securities Act of 1933, the 1940 Act or the Advisers Act.

The duration and termination provisions of the BlackRock Agreement are substantively the same as those of the subadvisory agreement with Dreyfus. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by (1) the Board or (2) by a vote of a majority (as defined in the 1940
Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or interested persons (as defined in the 1940 Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The BlackRock Agreement may be terminated at any time without the payment of any penalty by the Manager or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days' written notice to BlackRock, or immediately if, in the Manager's reasonable judgment, Subadviser becomes unable to discharge its duties under the Agreement. BlackRock may terminate the BlackRock Agreement at any time without penalty upon 60 days' written notice to the Manager. The BlackRock Agreement automatically terminates in the event of its assignment to another party.

The BlackRock Agreement provides that for the services provided and the expenses assumed by BlackRock, the Manager (out of its fees received from the Funds, in accordance with the terms of the Investment Management Agreement) will pay

BlackRock a fee based on average daily net assets of 0.04% for the first $300 million, and 0.02% on assets over $300 million. Assets in the S&P 500 Index Fund and the Small Cap Stock Index Fund are aggregated with assets in the AZL Mid Cap Index Fund for purposes of computing BlackRock's compensation. The subadvisory fee is accrued daily and paid to BlackRock monthly.

The prior subadvisory agreement with Dreyfus provided for a fee based on the average daily net assets of each Fund separately of 0.05% on the first $150 million, 0.02% for the next $850 million, and 0.01% on assets above $1 billion.

ADVISORY AND SUBADVISORY FEES
S&P 500 Index Fund

For the fiscal year ended December 31, 2008, the Manager earned $136,767 under the Investment Management Agreement, which amount includes $0 of prior expenses waived by the Manager under the Expense Limitation Agreement that were recouped during the same period.

For the fiscal year ended December 31, 2008, Dreyfus received $37,990 for subadvisory services to the Fund. If the BlackRock Agreement had been in effect during the same period, BlackRock would have received $32,930 for subadvisory services to the Fund. This amount would have been 86.7% of the amount received by Dreyfus for the same period. The lower subadvisory fee rate payable under the BlackRock Agreement will not reduce the fees and expenses expected to be paid by the Fund's shareholders.

The Bank of New York Mellon ("BNY Mellon"), an affiliate of Dreyfus, became the Fund's custodian effective November 26, 2008. BNY Mellon did not receive any payments for custodial services from the Fund during the fiscal year ended December 31, 2008.

Small Cap Stock Index Fund

For the fiscal year ended December 31, 2008, the Manager earned $127,787 under the Investment Management Agreement, which amount includes $0 of prior expenses waived by the Manager under the Expense Limitation Agreement that were recouped during the same period.

For the fiscal year ended December 31, 2008, Dreyfus received $25,171 for subadvisory services to the Fund. If the BlackRock Agreement had been in effect during the same period, BlackRock would have received $20,170 for subadvisory services to the Fund. This amount would have been 80.1% of the amount received by Dreyfus for the same period. The lower subadvisory fee rate payable under the BlackRock Agreement will not reduce the fees and expenses expected to be paid by the Fund's shareholders.

BNY Mellon, an affiliate of Dreyfus, became the Fund's custodian effective November 26, 2008. BNY Mellon did not receive any payments for custodial services from the Fund during the fiscal year ended December 31, 2008.

BOARD CONSIDERATION OF THE BLACKROCK AGREEMENT
At an "in person" meeting held on June 10, 2009, the Board considered the recommendation of the Manager that BlackRock replace Dreyfus as the Funds' subadviser. At the meeting, the Board reviewed materials furnished by the Manager pertaining to BlackRock and approved the BlackRock Agreement which became effective as to the Funds October 26, 2009.

The Manager, as investment manager of all of the outstanding series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Manager has adopted policies and procedures to assist it in analyzing each subadviser with expertise in a particular asset class for purposes of making the recommendation that a specific subadviser be selected. The Board reviews and considers the information provided by the Manager in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Manager to monitor and evaluate the investment performance and other responsibilities of the subadviser.

During the spring of 2009, the Manager reviewed and evaluated Dreyfus's management of the Funds and found Dreyfus's performance to be satisfactory. However, the Manager also considered that the Trust had two subadvisers, Dreyfus and BlackRock, managing its index-based funds and that the Trust could benefit, through continuity and greater distribution support, by utilizing a single subadviser for all of the Trust's index-based funds. Based on the investment philosophy and experience of BlackRock's portfolio management team in managing similar index-based funds, and based on the lower subadvisory fees charged by

BlackRock, the Manager recommended that BlackRock replace Dreyfus as subadviser to the Funds.

The Board, including a majority of the independent Trustees, with the assistance of independent counsel to the independent Trustees, considered whether to approve the BlackRock Agreement for the Funds in light of its experience in governing the Trust and working with the Manager and the subadvisers on matters relating to the mutual funds that are outstanding series of the Trust. The independent Trustees are those Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act, and are not employees of or affiliated with the Funds, the Manager, Dreyfus or BlackRock. At least annually, the Board receives from experienced counsel who are independent of the Manager a memorandum discussing the legal standards for the Board's consideration of proposed investment advisory or subadvisory agreements. In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the BlackRock Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board approved the termination of the subadvisory agreement with Dreyfus and determined that the BlackRock Agreement was reasonable and in the best interests of the Funds, and approved BlackRock as the Funds' new subadviser. The Board's decision to approve the BlackRock Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements. In reaching this decision, the Board did not assign relative weights to factors discussed herein, or deem any one or group of them to be controlling in and of themselves.

A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment managers and subadvisers and the approval of advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board's conclusions regarding each factor.

(1) The nature, extent, and quality of services provided by the Subadviser. In deciding to approve BlackRock, the Board considered the experience of BlackRock and that of its portfolio management team to be involved with the Funds. The Board also considered BlackRock's investment philosophy and process, particularly in the area of index-based funds. The Board determined that, based upon the Manager's report, the proposed change to BlackRock as the subadviser would likely benefit the Funds and their shareholders.

In reviewing various other matters, the Board concluded that BlackRock was a recognized firm capable of competently managing the Funds; that the nature, extent and quality of services that BlackRock could provide were at a level at least equal to the services that could be provided by Dreyfus, that the services contemplated by the BlackRock Agreement are substantially similar to those provided under the subadvisory agreement with Dreyfus; that the BlackRock Agreement contains provisions generally comparable to those of other subadvisory agreements for other mutual funds; and that BlackRock was staffed with qualified personnel and had significant research capabilities.

(2) The investment performance of the Subadviser. The Board did not receive information about the performance of BlackRock in managing index-based funds generally comparable to the Funds. The Manager's recommendation was not based on the investment management performance of Dreyfus or of BlackRock but was based on the expected benefits to the Trust of consolidating the management of the Trust's index-based funds with one subadviser and on BlackRock's experience and investment philosophy.

(3) The costs of services to be provided and profits to be realized by BlackRock from its relationship with the Fund. The Board compared the fee schedule in the BlackRock Agreement to the fee schedule in the then existing subadvisory agreement with Dreyfus. The Board noted that the fee schedule in the BlackRock Agreement requires that the Manager pay BlackRock an annual fee on average daily net assets of 0.04% for the first $300 million, and 0.02% on assets over $300 million, compared to the following fee payable to Dreyfus: 0.05% on the first $150 million, 0.02% for the next $850 million, and 0.01% on assets above $1 billion. The Board recognized that assets in the S&P 500 Index Fund, the Small Cap Stock Index Fund and the AZL Mid Cap Index Fund would be aggregated for purposes of computing BlackRock's compensation, whereas Dreyfus' compensation was based on each Fund separately.

The Board noted that the fee schedule in the BlackRock Agreement was the result of arm's length negotiations between the Manager and BlackRock. Based upon its review, the Board concluded that the fees proposed to be paid to BlackRock were reasonable. The Manager also reported that the total expense ratio (which includes management fees and operating expenses) for the S&P 500 Index Fund was in the 13[th] percentile in the category of large cap index funds and for the Small Cap Stock Index Fund was in the 10[th] percentile in the category of small cap index funds, as of December 31, 2008. As of June 10, 2009, BlackRock had not begun to act as subadviser to the Funds, so no estimated profitability information for acting as subadviser to the Funds was received.

(4) and (5) The extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale. The Board noted that the fee schedule in the BlackRock Agreement contains breakpoints that reduce the fee rate on assets above $300 million, as described in (3) above. The Trustees also noted that assets in the S&P 500 Index Fund, the Small Cap Stock Index Fund and the AZL Mid Cap Index Fund would be aggregated for purposes of computing BlackRock's compensation. The Board considered the possibility that BlackRock may realize certain economies of scale as the Funds grow larger. The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size, and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all.

The Trustees noted that the Manager has agreed to temporarily "cap" Fund expenses at certain levels, which could have the effect of reducing expenses as would the implementation of advisory/subadvisory fee breakpoints. The Manager has committed to continue to consider the continuation of fee "caps" and/or additional advisory/subadvisory fee breakpoints as the Funds grow larger. The Board receives quarterly reports on the level of Fund assets. At an in-person meeting held on October 28, 2009, as part of the Board's annual contract consideration process, the Board reapproved the BlackRock Agreement through December 31, 2010. The Board expects to consider whether or not to reapprove the BlackRock Agreement at a meeting to be held prior to December 31, 2010, and will at that time, or prior thereto, consider: (a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee schedule should be modified to reflect such economies of scale, if any.

Having taken these factors into account, the Trustees concluded that the fee schedule in the BlackRock Agreement was acceptable.

BROKERAGE TRANSACTIONS
During the fiscal year ended December 31, 2008, the S&P 500 Index Fund paid aggregate brokerage fees of $96,761 and the Small Cap Stock Index Fund paid aggregate brokerage fees of $52,922.

AFFILIATED BROKERAGE COMMISSIONS
During the fiscal year ended December 31, 2008, the Funds paid no commissions to Affiliated Brokers. As defined in rules under the Securities Exchange Act of 1934, an "Affiliated Broker" is a broker that is affiliated with the Fund, the Manager, or the subadviser.

RECORD OF OUTSTANDING SHARES
The number of shares of the Funds outstanding at the close of business on October 23, 2009, is listed in the table below.

The officers and trustees of the Trust cannot directly own shares of the Funds and they cannot beneficially own shares of the Funds unless they purchase Variable Contracts issued by Allianz. At October 23, 2009, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of each Fund.

In addition to directly owning shares of the Funds, Allianz and its separate accounts own shares of the Funds indirectly through ownership of shares of the Allianz FOF Trust, which is permitted to invest in shares of the Funds. Accordingly, Allianz, directly and indirectly through its separate accounts, was the only shareholder of the Funds at October 23, 2009.

To the best knowledge of the Funds, no person other than Allianz, owned, of record or beneficially, 5% or more of the outstanding shares of the Funds at October 23, 2009. Information relating to direct ownership in the Funds by Allianz is provided below:

                                                            AT OCTOBER 23, 2009
FUND      SHARES      ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA    ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK        FOF
        OUTSTANDING      (SHARES / PERCENT OF SHARES OUTSTANDING)          (SHARES / PERCENT OF SHARES OUTSTANDING    TRUST(SHARES
                                                                                                                      / PERCENT OF
                                                                                                                         SHARES
                                                                                                                       OUTSTANDING

          1,759,423                   1,680,001 / 95%                                    79,422 / 5%                      None
AZL S&P
500
Index
Fund
(Class
1)
AZL S&P  59,413,510                 30,069,546 / 50.6%                                1,118,986 / 1.9%                28,224,978 /
500                                                                                                                       47.5%
Index
Fund
(Class
2)
AZL      22,725,252                 17,648,139 / 77.7%                                 638,991 / 2.8%                  4,438,122 /
Small                                                                                                                     19.5%
Cap
Stock
Index
Fund

REPORTS AVAILABLE
THE FUNDS WILL FURNISH, WITHOUT CHARGE, A COPY OF THEIR MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND THEIR MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS TO A VARIABLE CONTRACT OWNER UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO ALLIANZ VIP TRUST, 3435 STELZER ROAD, COLUMBUS, OHIO 43219, IF MADE BY MAIL, AND TO 877-833-7113, IF MADE BY TELEPHONE.

To reduce expenses, only one copy of this Information Statement or the Trust's annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of this information statement or the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household in the future, please contact the Trust at the above address or phone number.

SHAREHOLDER PROPOSALS
The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.